UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  July 27, 2005
                                                       -------------------------

                         PREMIERE GLOBAL SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
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                 (State or Other Jurisdiction of Incorporation)

           001-13577                                 59-3074176
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   (Commission File Number)               (IRS Employer Identification No.)

           3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia    30326
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         (Address of Principal Executive Offices)                (Zip Code)

                                  404-262-8400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
---------         ----------------------------------------------

         On July 27, 2005, Premiere Global Services, Inc. (the "Company") issued a press release reporting on its financial results for the quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 7.01.        Regulation FD Disclosure.
----------        -------------------------

         In December 2001, the Company's subsidiary, Voice-Tel Enterprises, Inc. (n/k/a Voice-Tel Enterprises, LLC) ("Voice-Tel") filed a complaint against Voice-Tel franchisees, JOBA, Inc. ("JOBA") and Digital Communication Services, Inc. ("Digital") in the U.S. District Court for the Northern District of Georgia. The complaint sought injunctive relief and a declaratory judgment with respect to Voice-Tel's right to terminate the franchise agreements with JOBA and Digital. In January 2002, JOBA and Digital answered the complaint and asserted counterclaims against Voice-Tel for alleged breach of franchise agreements and other alleged franchise-related agreements. JOBA and Digital also asserted third-party claims alleging tortious interference of contract against the Company and its subsidiary, Premiere Communications, Inc. ("PCI"). Voice-Tel amended its complaint to add various breach of contract claims against JOBA and Digital. In March 2003, the assets of Voice-Tel (which were part of the Company's former Voicecom reportable segment) were sold and transferred to an unrelated third party, Voicecom Telecommunications, LLC ("Voicecom"). Voicecom later joined the suit as a party plaintiff. The Digital franchise agreement contained a mandatory arbitration provision, which was not found in the JOBA franchise agreement, and the breach of franchise claims pertaining to Digital were severed and sent to arbitration. The Digital arbitration was concluded in the summer of 2003, and the arbitrator later issued a ruling terminating the Digital franchise, effective December 2001. Pursuant to the arbitrator's ruling, Voice-Tel paid Digital approximately $1.0 million. In March 2003, the federal court judge dismissed JOBA's claims against the Company and PCI. In December 2004, Voice-Tel and Voicecom moved the court to consolidate this case with another pending franchisor-franchisee dispute between Voicecom and JOBA. In July 2005, the federal court judge consolidated the franchise cases and scheduled them for trial in September 2005.

         On July 27, 2005, the parties to the consolidated action and certain other individuals and entities entered into a settlement agreement, which provides for payment in aggregate by Voice-Tel and Voicecom of approximately $1.1 million to JOBA, approximately $0.9 million of which will be funded by Voice-Tel and approximately $0.2 million of which will be funded by Voicecom, in consideration, for among other things, dismissal of the litigation, with prejudice, mutual releases and covenants not to sue, and termination of the JOBA franchise. Voice-Tel's portion of the settlement amount and approximately $0.4 million in legal fees and expenses have been accrued as of June 30, 2005 and included in the discontinued operations line item in the income statement.

         Also during the quarter ended June 30, 2005, the Company changed the estimated liability for certain lease obligations associated with the discontinued operations of the Company's former Voicecom reportable segment. This change in estimate of approximately $0.7 million is attributable to certain sublease arrangements that were initially anticipated but were not entered into.


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


         In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


Item 9.01.        Financial Statements and Exhibits
----------        ---------------------------------

         (c)      Exhibits


    Exhibit No.                             Description
    -----------       ----------------------------------------------------------

          99.1 Press Release, dated July 27, 2005, with respect to the Registrant's financial results for the 99.1 quarter ended June 30, 2005.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PREMIERE GLOBAL SERVICES, INC.


Date:  July 27, 2005                /s/ Michael E. Havener
                                    --------------------------------------------
                                    Michael E. Havener
                                    Chief Financial Officer
                                    (principal financial and accounting officer)

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



                                INDEX TO EXHIBITS
                                -----------------


    Exhibit No.                             Description
    -----------       ----------------------------------------------------------

          99.1 Press Release, dated July 27, 2005, with respect to the Registrant's financial results for the 99.1 quarter ended June 30, 2005.

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